Exhibit 99.3

                     ALLIS-CHALMERS CORPORATION NEWS RELEASE

For Immediate Release                     CONTACT: Munawar H. Hidayatallah
                                                   Chief Executive Officer
                                                   Allis-Chalmers Corporation
                                                   310 407-5377
--------------------------------------------------------------------------------

                       ALLIS-CHALMERS CORPORATION ACQUIRED
                     BY NATURAL GAS DRILLING SERVICE COMPANY

Brookfield, Wisconsin - May 10, 2001 - Allis-Chalmers Corporation (Nasdaq OTC:
ACLM), announced that on May 9, 2001 it completed a transaction pursuant to which its wholly-owned subsidiary merged into OilQuip Rentals, Inc. In connection with the merger, Allis-Chalmers agreed to issue 10,000,000 shares of its common stock to the former OilQuip shareholders, which upon issuance will constitute approximately 86% of its outstanding stock, and appointed Munawar H. Hidayatallah, the Chief Executive Officer and controlling shareholder of OilQuip, as the new President, Chief Executive Officer and Chairman of the Board of Directors of Allis-Chalmers.

         Pursuant to the merger, Allis-Chalmers issued 400,000 shares of its common stock to the former OilQuip shareholders and agreed to issue an additional 9,600,000 shares to such shareholders upon the amendment of its charter to authorize the issuance of such shares. Holders of approximately 70% of Allis-Chalmers common stock have granted proxies to Mr. Hidayatallah in favor of approving such amendment, which is expected to be approved at a meeting of shareholders to be held in June or July 2001. As a result of the merger, Allis-Chalmers was relieved of a liability to the Pension Benefit Guaranty Corporation in the amount of approximately $66.7 million. The merger transaction will be accounted for as a reverse acquisition under the purchase method of accounting.

         OilQuip, through its subsidiary Mountain Compressed Air, Inc., provides air drilling services for the exploration and production of natural gas in the United States. Prior to the merger, Allis-Chalmers operated one active subsidiary, Houston Dynamic Service, Inc., an equipment repair and remanufacture facility located in Houston, Texas. Allis-Chalmers intends to investigate acquisition opportunities in the natural gas exploration and drilling industry and intends to use Houston Dynamic Service as a centralized fabrication and machining facility for its operations.

         Mountain Compressed Air, Inc. has outstanding warrants to purchase an aggregate of approximately 20% of its outstanding shares, including a warrant issued to Wells Fargo Energy Capital entitling the holder to acquire 13.5% of its outstanding shares.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF
1995:

         This release may contain forward-looking statements based on Allis-Chalmer's current expectations, estimates and projections about it's industry, management's beliefs, and certain assumptions made by us. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates," "may," "will" and variations of these words or similar expressions are intended to identify forward-looking statements. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Specifically, there can be no assurance that any acquisition opportunities investigated by the company will lead to consummated transactions.

         Allis-Chalmer's Annual Report on Form 10-K for the year ended December 31, 2000 discusses some of the important risk factors that may affect the pre-merger business, results of operations and financial condition of Allis-Chalmers. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.